UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): January 22, 2004


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated January 22, 2004.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

           On January 22, 2004 the Registrant announced results for its fourth quarter ended December 31, 2003. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: January 22, 2004
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer



                                            EXHIBIT 99.1 TO FORM 8-K


FOR IMMEDIATE RELEASE
                                       Contact:   J. Donald Hill,
                                                  Chairman
                                                         or
                                                  Investor Relations
                                                  631-784-6175

                       EXCEL REPORTS RESULTS FOR
                       .........................
                THE FOURTH QUARTER AND FOR THE YEAR 2003
                .........................................

East Setauket, NY, January 22, 2004 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced results for the quarter and year ended December 31, 2003. Revenues of $31.0 million and $122.7 million for the quarter and year ended December 31, 2003, respectively, were 4% and 30% higher than the $29.8 million and $94.5 million reported for the quarter and year ended December 31, 2002, respectively. Net after tax earnings of $2.9 million for the quarter ended December 31, 2003 which were 63% higher than the $1.8 million for the same period in 2002, and net earnings of $11.3 million were 33% higher compared with earnings of $8.5 million for the full year 2002. Net earnings per diluted share of $0.24 and $0.93 for the quarter and year ended December 31, 2003, respectively, were 60% and 31% higher than the $0.15 earned in the fourth quarter of 2002 and $0.71 earned per diluted share for the full year ended December 31, 2002.

J. Donald Hill, Chairman, stated, "Excel achieved record revenues in 2003 and a sharp improvement in profitability, as well. We believe the execution of our business plan is proceeding on course as reflected by our progress last year. More importantly, we expect our strategic initiatives will serve us very well going forward and allow us to continue to strengthen our relative position in our industry."

Antoine Dominic, Chief Executive Officer, added, "Last year, we focused on further strengthening our product offerings throughout all our product lines with focused R & D and product engineering, invested in expanding our global market presence, and continued with our operating efficiency improvement programs. These ongoing efforts are an integral part of our long term growth strategy."

Dominic continued, "In 2003, we achieved record revenues, good profitability and positive cash flow. Our goal is to continue to build on our revenue, profit, and cash flow achievements in 2004. Our investment in CSI is beginning to show results, and Continuum is progressing as we had planned and should improve its performance in 2004. In December 2003, we completed the purchase of Doug Green Electronics, a small power supply manufacturer based in the U.K. that currently supplies two of our subsidiaries. We ended the year with $25.7 million in cash, up from $11.8 million as of December 31, 2002. We have remained debt free since 1999."

Dominic concluded, "Although the global economic environment shows signs of improvement, we continue to take a cautious approach. We believe our growth opportunities both internal and external are significant, and we are optimistic about our future prospects."

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2002. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries develop, manufacture and market laser systems and electro-optical components for electronic, semiconductor, and other industrial/commercial, scientific and medical applications.





                            FINANCIAL SUMMARY
                  (in thousands, except per share data)

                                FOR THE QUARTER        FOR THE YEAR
                               ENDED DECEMBER 31     ENDED DECEMBER 31

                                 2003       2002       2003       2002
                               ........   ........   ........   ........

Net Sales                      $ 31,040   $ 29,801   $ 122,681  $ 94,513
Pre-Tax Income                 $  4,144   $  2,647   $  16,932  $ 12,705
Provision for Income Taxes     $  1,201   $    872   $   5,614  $  4,193
Net Income                     $  2,944   $  1,775   $  11,318  $  8,512
Net Income Per Common
  Share - Diluted              $   0.24   $   0.15   $    0.93  $   0.71
Weighted Average Common
Shares Outstanding - Diluted     12,362     12,073      12,231    12,071


                BALANCE SHEET & SELECTED FINANCIAL DATA

                                     DECEMBER 31, 2003  DECEMBER 31, 2002
                                     .................  .................

Cash and Equivalents                   $  25,740             $  11,822
Accounts Receivable                    $  21,917             $  22,375
Inventory                              $  25,038             $  24,482
Other Current Assets                   $   2,314             $   2,373
                                       .........             .........

Total Current Assets                   $  75,009             $  61,052

Property, Plant & Equipment, net       $  27,665             $  27,782
Goodwill                               $  30,649             $  29,383
Other Non-Current Assets               $     415             $     507
                                       .........             .........

Total Assets                           $ 133,738             $ 118,724
                                       .........             .........
                                       .........             .........

Accounts Payable                       $   4,801             $   5,245
Accrued Expenses and Other
  Current Liabilities                  $  10,668             $  11,042
                                       .........             .........

Total Current Liabilities              $  15,469             $  16,287

Deferred Tax Liability                 $     991             $     180
Minority Interest in Subsidiary        $       6             $       0
Common Stock                           $      12             $      12
Additional Paid-in-Capital             $  47,514             $  45,401
Retained Earnings                      $  67,613             $  56,295
Accumulated Other Comprehensive Income $   2,133             $     549
                                       .........             .........

Total Liabilities &
  Stockholders' Equity                 $ 133,738             $ 118,724
                                       .........             .........
                                       .........             .........

Working Capital                        $  59,540            $  44,765

Current Ratio                               4.85                 3.75





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